As filed with the Securities and Exchange Commission on November 20, 2013
Registration No. 333-_____
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LA-Z-BOY INCORPORATED
(Exact name of Registrant as specified in its charter)
Michigan	38-0751137
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1284 North Telegraph Road
Monroe, Michigan 48162-3390
(Address of principal executive offices including zip code)

Amended and Restated La-Z-Boy Incorporated 2010 Omnibus Incentive Plan
(Full title of the plan)

Copy to:
James P. Klarr	Kent E. Shafer
Secretary and Corporate Counsel	MILLER, CANFIELD, PADDOCK
LA-Z-BOY INCORPORATED	AND STONE, P.L.C.
1284 North Telegraph Road	150 West Jefferson Avenue
Monroe, Michigan 48162-33906	Detroit, Michigan 48226
(734) 241-3351	(313) 496-7570
(Name, address, and telephone number,
including area code, of agent for service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE
Title of Securities to Be Registered	Amount to Be Registered	Maximum Offering Price Per Share (1)	Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock, $1.00 par value	4,100,000 shares (2)	$23.97	$98,277,000	$12,658.08

(1)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, based on the average of the high and low sales price of La-Z-Boy Incorporated Common Stock, as reported on the New York Stock Exchange on November 13, 2013.

(2)	In the event of a stock split, stock dividend, or similar transaction involving the registrant's common stock, the number of shares registered hereby shall automatically be increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

As permitted by General Instruction E to Form S-8, the contents of the Registration Statement on Form S-8 relating to the La-Z-Boy Incorporated 2010 Omnibus Incentive Plan that was filed by registrant with the Commission on August 19, 2010 (Commission File No. 333-168940) are incorporated herein by reference.

ITEM 8.	EXHIBITS.

Exhibit
Number	Description

(5)	Opinion of Miller, Canfield, Paddock and Stone, P.L.C.

(23.1)	Consent of Miller, Canfield, Paddock and Stone, P.L.C. (included in Exhibit 5)

(23.2)	Consent of PricewaterhouseCoopers LLP

SIGNATURES
 Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monroe, State of Michigan, on November 20, 2013.

LA-Z-BOY INCORPORATED

By:	/s/ Kurt L. Darrow
Kurt L. Darrow
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes and appoints Kurt L. Darrow and Louis M. Riccio, Jr., as attorneys-in-fact and agents, each acting alone, with full powers of substitution to sign on his behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments, to this registration statement and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents full power and authority to perform any other act on behalf of the undersigned required to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of November 20, 2013.

/s/ K.L. Darrow
K.L. Darrow	J.E. Kerr
Chairman, President and Chief Executive Officer	Director

/s/ J.H. Foss	/s/ M. T. Lawton
J.H. Foss	M. T. Lawton
Director	Director

/s/ R.M. Gabrys	/s/ H.G. Levy
R.M. Gabrys	H.G. Levy
Director	Director

/s/ J.L. Gurwitch	/s/ W.A. McCollough
J.L. Gurwitch	W.A. McCollough
Director	Director

/s/ D.K. Hehl	/s/ N.R. Qubein
D.K. Hehl	N.R. Qubein
Director	Director

/s/ E.J. Holman
E.J. Holman
Director

/s/ M.L. Mueller	/s/ L.M. Riccio, Jr.
M.L. Mueller	L.M. Riccio, Jr.
Vice President, Corporate Controller and Chief Accounting Officer	Senior Vice President, Chief Financial Officer